Exhibit 32.1

MUNICIPAL MORTGAGE & EQUITY, LLC
 CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Municipal Mortgage & Equity, LLC, a Delaware limited liability company (the “Company”), on Form 10-Q for the quarter ended June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael L. Falcone, President, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 15, 2011

/s/ Michael L. Falcone
Michael L. Falcone
Chief Executive Officer, President and Director

A signed original of this written statement required by Section 906 has been provided to Municipal Mortgage & Equity, LLC and will be retained by Municipal Mortgage & Equity, LLC and furnished to the Securities and Exchange Commission or its staff upon request.